UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

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Insignia Systems, Inc.

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8799 Brooklyn Blvd., Minneapolis, MN 55445

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 20, 2009

TO THE SHAREHOLDERS OF INSIGNIA SYSTEMS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Insignia Systems, Inc. (the “Company”), a Minnesota corporation, will be held on Wednesday, May 20, 2009 at 9:00 a.m., Central Time, at the Marriott Minneapolis West, 9960 Wayzata Boulevard, St. Louis Park, Minnesota, for the following purposes:

1.	To elect five directors to serve for one year, and until their successors are elected;

2.	To approve an amendment to the Company’s 2003 Incentive Stock Option Plan to increase the number of shares reserved for issuance under the Plan from 2,375,000 to 2,625,000 shares;

3.	To approve an amendment to the Company’s Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the Plan from 950,000 to 1,200,000 shares;

4.	To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm for the current year;

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 25, 2009 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

By Order of the Board of Directors

Scott F. Drill
Secretary

Minneapolis, Minnesota

April 6, 2009

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO VOTE EITHER BY INTERNET, BY PHONE OR IF THE PROXY MATERIALS WERE MAILED TO YOU, BY SIGNING AND MAILING THE ENCLOSED PROXY CARD.

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PROXY STATEMENT

___________________________________________________

This Proxy Statement is furnished to the shareholders of Insignia Systems, Inc. in connection with the Board of Directors’ solicitation of proxies to be voted at the annual meeting of shareholders to be held on May 20, 2009 or any adjournment thereof (the “Meeting”). The Company mailed the Notice of Internet Availability of Proxy Materials (“Internet Notice”) to shareholders on or about April 6, 2009. The Internet Notice contains instructions on how to access our Proxy Statement and Annual Report and how to vote via the Internet, the telephone or by mail.

All expenses in connection with solicitation of proxies will be borne by the Company. The Company will pay brokers, nominees, fiduciaries, or other custodians their reasonable expenses for sending proxy material to, and obtaining instructions from, persons for whom they hold stock of the Company. The Company expects to solicit proxies by mail, but directors, officers, and other employees of the Company may also solicit in person, by telephone or by mail.

Any proxy may be revoked at any time before it is voted by written notice, mailed or delivered to the Secretary of the Company, or by revocation in person at the Meeting; but if not so revoked, the shares represented by such proxy will be voted in the manner directed by the shareholder. If no direction is made, proxies received from shareholders will be voted “for” the proposals set forth in the Notice of Meeting.

The Company has 15,129,098 shares of Common Stock, par value $.01 per share (the “Common Stock”) outstanding and entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote. Only shareholders of record at the close of business on March 25, 2009 are entitled to vote at the meeting and at any continuation or adjournment thereof. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the meeting will constitute a quorum for the transaction of business.

Under Minnesota law, each item of business properly presented at a meeting of shareholders at which a quorum is present must be approved by the vote of the holders of a majority of the shares present, in person or by proxy, and entitled to vote on that item of business. However, under Minnesota law, directors are elected by the affirmative vote of the holders of a plurality of the shares present and entitled to vote. Votes cast by proxy or in person at the Meeting will be tabulated at the Meeting to determine whether or not a quorum is present. Abstentions will be treated as unvoted for purposes of determining the approval of the matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

ITEM I

ELECTION OF DIRECTORS

Pursuant to the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has fixed the size of the Board of Directors to be elected at the Annual Meeting at five. The Nominating and Corporate Governance Committee has nominated the five current members of the Board for re-election. All of the nominees have consented to serve if elected and all of the nominees are independent as that term is defined in the Nasdaq Listing Standards. If any nominee should be unable to serve, or becomes unavailable for any reason (which is not anticipated), the persons named in the proxies may vote for such other persons as determined by them in their discretion.

The names and ages of the nominees, their current positions with the Company, and the year each first became a director, are as follows:

Name and Age	Position	Director Since

Donald J. Kramer (76)	Chairman of the Board and Director	2002

Scott F. Drill (56)	President, Chief Executive Officer, Secretary and Director	1998

Peter V. Derycz (46)	Director	2006

Reid V. MacDonald (61)	Director	2007

Gordon F. Stofer (62)	Director	1990

Business Experience

Donald J. Kramer was elected Chairman of the Board of Directors in March 2004 and has been a director since December 2002. Until 1996, he was a principal of TA Associates, a private equity capital firm located in Boston, Massachusetts. Mr. Kramer has been a director of numerous public and private companies over the course of his career.

Scott F. Drill has been President and Chief Executive Officer of the Company since February 24, 1998. From May 1996 to December 2002, he was also a partner in Minnesota Management Partners (MMP), a venture capital firm located in Minneapolis, Minnesota. Mr. Drill co-founded Varitronic Systems, Inc. in 1983, and was its President and CEO until it was sold in 1996. Prior to starting Varitronics, Mr. Drill held senior management positions in sales and marketing at Conklin Company and Kroy, Inc.

Peter V. Derycz was appointed to the Board in January 2006. Mr. Derycz is currently the founding partner and President of Derycz Scientific, a marketing services conglomerate focused on content re-purposing tools and services, in Los Angeles, CA. From 2003 to 2004, he was CEO of the Puerto Luperon Company, a luxury resort real estate development company. From 1990 to 2003, he was President, Chairman and CEO of Infotrieve, Inc., a global provider of content management technology and information services. He has also served as an advisor to various organizations in the US, Europe and Australia. He holds nine Internet technology patents.

Reid V. MacDonald has been a director of the Company since May 2007. Since 1982, Mr. MacDonald has been President and CEO of Faribault Foods, Inc. and served in other capacities with Faribault Foods, Inc. since 1974. Faribault Foods, Inc. is a privately held processor and marketer of canned specialty products. Mr. MacDonald has served on numerous public and private company and non-profit boards over the course of his career, and is the outgoing Chairman of the Food Processors Association, and is on the Board and Executive Committee of the Grocery Manufacturer’s Association.

Gordon F. Stofer has been a director of the Company since February 1990. Mr. Stofer is the Chief Executive Officer of Cherry Tree Companies, LLC, a financial advisory and investment banking firm located in Minneapolis, Minnesota. Mr. Stofer has been a director of numerous public and private companies over the past 30 years.

Compensation of Directors

During 2008, outside directors received a fee of $10,000 per year and $1,000 for each Board meeting ($250 for each conference call meeting) that they attended. In addition, the Chair of each committee received $1,000 for each meeting of the committee, and members of the committee received $500 for each meeting of the committee that they attended. The 2003 Incentive Stock Option Plan provides for the grant to each non-employee director of a non-qualified option to purchase 10,000 shares of common stock at the time the director is first elected or appointed to the Board, and grants of non-qualified options for 5,000 shares each year that the director is re-elected. During 2008, the Chairman of the Board of Directors received a grant of a non-qualified option to purchase 25,000 shares of common stock rather than a grant of a non-qualified option to purchase 5,000 shares of common stock. All grants have an exercise price equal to the closing market price on the date of grant.

Director Compensation

The following table summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2008.

Name (1)	Fees Earned or Paid in Cash (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Donald J. Kramer	$ 19,000	$ 25,621	$ —	$ —	$ —	$ 44,621

Peter V. Derycz	$ 14,750	$ 4,247	$ —	$ —	$ —	$ 18,997

Reid V. MacDonald	$ 15,000	$ 4,247	$ —	$ —	$ —	$ 19,247

W. Robert Ramsdell(4)	$ 18,083	$ 4,247	$ —	$ —	$ —	$ 22,330

Gordon F. Stofer	$ 21,000	$ 4,247	$ —	$ —	$ —	$ 25,247

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(1)	Scott F. Drill, the Company’s President and Chief Executive Officer, is not included in this table as he is an employee of the Company and thus received no compensation for his service as a director.
(2)	Reflects annual board retainer, and fees for attending board and committee meetings earned during 2008.
(3)

Valuation is based on the stock-based compensation expense which the Company recognized during 2008 for financial statement purposes under FAS 123(R) for awards granted in 2008 and prior years utilizing assumptions discussed in Note 6 to the Company’s financial statements for the year ended December 31, 2008, but disregarding the estimate of forfeitures. The valuation in the table is equal to the grant date fair value for all directors except Mr. Kramer, for whom the grant date fair value was $23,699.

(4)	W. Robert Ramsdell resigned from the Company’s Board of Directors on August 29, 2008.

The following table shows the aggregate number of shares underlying outstanding stock options held by the Company’s non-employee directors as of December 31, 2008.

Name	Shares Underlying Outstanding Stock Option Awards	Exercisable	Unexercisable

Donald J. Kramer	180,000	167,500	12,500

Peter V. Derycz	20,000	20,000	−

Reid V. MacDonald	15,000	15,000	−

Gordon F. Stofer	45,000	45,000	−

Meetings and Committees of the Board of Directors

The Board of Directors met nine times during 2008. Each director attended at least 75% of all meetings of the Board and committees of the Board on which he served. Directors are expected to attend substantially all of the meetings of the Board and the Committees on which they serve, except for good cause. Each director also attended the 2008 Annual Meeting of Shareholders. Directors who have excessive absences without good cause will not be nominated for re-election or, in extreme cases, will be asked to resign or be removed. The Board of Directors has three standing committees, the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

Audit Committee. The current members of the Audit Committee are Mr. Kramer, Mr. Derycz and Mr. Stofer, each of whom is independent as that term is defined in the Nasdaq Listing Standards. Mr. Ramsdell served on the Audit Committee until his Board resignation in August of 2008. Mr. Kramer has been designated by the Board as the Audit Committee’s financial expert, as that term is defined by rules of the Securities and Exchange Commission (“SEC”). The Audit Committee provides independent objective oversight of the Company’s financial reporting system, reviews and evaluates significant matters relating to the audit and the internal controls of the Company, reviews the scope and results of audits by, and the recommendations of, the Company’s independent auditors and approves additional services to be provided by the auditors. The Audit Committee also reviews and approves all related-party transactions. The Audit Committee operates pursuant to a written Charter that was most recently amended on February 19, 2004, and is available on the Company’s website at www.insigniasystems.com. The Committee met seven times during 2008. These meetings were designed to facilitate and encourage private communication between the Audit Committee and the Company’s independent auditors. See the Report of the Audit Committee in this Proxy Statement.

Compensation Committee. The Compensation Committee currently consists of Mr. Stofer, Mr. Kramer and Mr. MacDonald, all of whom are independent as that term is defined by the Nasdaq Listing Standards. Mr. Ramsdell served on the Committee until his Board resignation in August of 2008. Mr. MacDonald was appointed to the Committee in December of 2008. Among other duties, the Compensation Committee reviews and approves the compensation of the Company’s officers, benefits policies, strategies and pay levels necessary to support corporate objectives. The Compensation Committee also approves option grants to employees. The Committee operates pursuant to a written Charter that was most recently amended on February 20, 2007, and is available on the Company’s website at www.insigniasystems.com. The Compensation Committee met five times during 2008. See the Report of the Compensation Committee in this Proxy Statement.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee was formed in December 2002. The current members of the Committee are Mr. Stofer, Mr. Kramer and Mr. MacDonald, each of whom is independent as that term is defined in the Nasdaq Listing Standards. Mr. Ramsdell served on the Committee until his Board resignation in August of 2008. The Committee operates pursuant to a written Charter that was most recently amended on February 19, 2004, and is available on the Company’s website at www.insigniasystems.com. Among other duties, the Committee is responsible for nominating the slate of directors to be considered for election at the Company’s annual meeting of shareholders. The Committee met one time in 2008.

The Nominating and Corporate Governance Committee Charter states that the Committee will evaluate candidates for election as directors using the following criteria: education, reputation, experience, industry knowledge, independence, leadership qualities, personal integrity, and such other criteria as the Committee deems relevant. The Committee will consider candidates recommended by the Board, management, shareholders, and others. The Charter authorizes the Committee to retain and pay advisors to assist it in identifying and evaluating candidates.

Shareholders who wish to recommend candidates to the Nominating and Corporate Governance Committee should submit the names and qualifications of the candidates to the Committee at least 120 days before the date of the Company’s proxy statement for the previous year’s Annual Meeting. Submittals should be in writing, addressed to the Committee at the Company’s headquarters.

Shareholder Communications with the Board

Shareholders may send written communications to the Board or to any individual director at any time. Communications should be addressed to the Board or the individual director at the address of the Company’s headquarters. The Board may direct that all of such communications be screened by an employee of the Company for relevance. The Board will respond to shareholder communications when it deems a response to be appropriate.

Code of Ethics

The Board of Directors has adopted a Code of Ethics to promote the highest honest and ethical conduct and compliance with laws, regulations and Company policies by the Company’s directors, officers, employees and contractors. The Code of Ethics is available on the Company’s website at www.insigniasystems.com.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ELECTION OF THE FIVE NOMINEES.

ITEM II

AMENDMENT TO 2003 INCENTIVE STOCK OPTION PLAN

The Board of Directors has adopted, subject to shareholder approval, an amendment to the Company’s 2003 Incentive Stock Option Plan (the “2003 Plan”). The amendment provides for an increase in the total number of shares available under the 2003 Plan from 2,375,000 shares to a total of 2,625,000 shares. On May 20, 2003, the shareholders approved the 2003 Plan to replace the 1990 Stock Plan (the “1990 Plan”). As of March 25, 2009, there were options outstanding to purchase 1,934,781 shares under the 2003 Plan.

The amendment to the 2003 Plan will enable the Company to grant awards as needed to attract, retain and motivate employees and other service providers. The 2003 Plan is intended to enhance the Company’s ability to provide key individuals with awards and incentives commensurate with their contributions and competitive with those offered by other employers, and to increase shareholder value by further aligning the interest of key individuals with the interests of the Company’s shareholders by providing an opportunity to benefit from stock price appreciation that generally accompanies improved financial performance. The Board of Directors believes that the Company’s long term success is dependent upon the Company’s ability to attract, retain and motivate highly qualified individuals who, by virtue of their ability and qualifications, make important contributions to the Company.

Summary of the Plan

The 2003 Plan provides for the granting of stock options to employees, non-employee directors, consultants and advisors. There are currently 115 employees and four non-employee directors who are eligible to receive options under the 2003 Plan. Prior to the increase which the shareholders are being asked to approve at the Annual Meeting, an aggregate of 2,375,000 shares of Common Stock had been issued or reserved for issuance under the 2003 Plan. Shares covered by expired or terminated stock options may be used for subsequent awards under the 2003 Plan.

The 2003 Plan is administered by the Compensation Committee, whose members are appointed by the Board. The Committee has the power to select recipients, make grants of stock options, and adopt regulations and procedures for the 2003 Plan. Non-employee directors receive automatic option grants for 10,000 shares in the year in which they are first appointed or elected to the Board, and option grants for 5,000 shares each year they are re-elected.

The 2003 Plan permits the grant of both stock options that qualify as “incentive stock options” under the Internal Revenue Code and options that do not so qualify (“non-qualified options”). Incentive stock options differ as to their tax treatment and are subject to a number of limitations under the Internal Revenue Code. Incentive stock options may only be granted to employees, and may not be granted with an exercise price less than 100% of the fair market value of the Common Stock on the date of the grant (or, for an option granted to a person holding more than 10% of the Company’s voting stock, at less than 110% of fair market value). On March 25, 2009, the closing sale price of the Common Stock was $2.01 per share. The 2003 Plan states that the maximum number of shares for which any person may be granted options in any year shall not exceed 100,000 shares.

Following an optionee’s death or disability, the optionee’s options may be exercised by the optionee (or the optionee’s legal representative) for a period of one year or until the expiration of the stated term of the option, whichever is less. If an optionee’s employment with the Company terminates for any other reason, the optionee’s vested options will remain exercisable for 90 days or until the expiration of the stated term, whichever is less, except if such optionee is terminated for conduct which is contrary to the best interest of the Company, or violates any written nondisclosure agreement, the optionee’s options will immediately terminate. Options may not be transferred other than by will or the laws of descent and distribution, and during the lifetime of an optionee may be exercised only by the optionee.

The term of each option, which is fixed by the Committee at the time of grant, may not exceed ten years from the date the option is granted (except that an incentive option granted to a person holding more than 10% of the Company’s voting stock may be exercisable only for five years). Options may be made exercisable in whole or in installments, as determined by the Committee. The vesting of options will be accelerated upon a change in control of the Company.

Federal Income Tax Treatment

Generally the grant of either an incentive stock option or a non-qualified option under the 2003 Plan will not cause recognition of income by the optionee or entitle the Company to an income tax deduction. Upon exercise of an option, the tax treatment will generally vary depending on whether the option is an incentive stock option or a non-qualified option. The exercise of an incentive stock option will generally not cause recognition of income by the optionee or entitle the Company to a tax deduction. However, the amount by which the fair market value of the shares obtained exceeds the exercise price on the date of exercise is an item of tax preference to the optionee for alternative minimum tax purposes.

The exercise of a non-qualified option will generally cause the optionee to recognize taxable income equal to the difference between the exercise price and the fair market value of the stock obtained on the day of exercise. The Company must then in most cases withhold the tax arising from the transaction. The exercise of a non-qualified option will also generally entitle the Company to an income tax deduction equal to the amount of the income recognized by the exercising option holder.

The foregoing discussion of the federal income tax treatment of options is necessarily general and any option holder should consult his tax advisor as to his own particular circumstances and applicable laws and regulations.

Registration with the SEC

Upon approval of the amendment to the 2003 Plan, the Company will file a Registration Statement on Form S-8 with the SEC to register the issuance of the additional shares.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE 2003 PLAN.

ITEM III

AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN

The Company’s Employee Stock Purchase Plan (the “Purchase Plan”) was adopted by the Board of Directors and was approved by the Company’s shareholders on April 27, 1993. The Purchase Plan will continue until terminated by the Board. The purpose of the Purchase Plan is to facilitate purchase of Company Common Stock by employees through payroll deductions to foster a greater community of interest between the Company’s employees and its shareholders. There are approximately 114 employees, including five executive officers, who are currently eligible to participate under the Purchase Plan.

Prior to the increase which the shareholders are being asked to approve at the Annual Meeting, an aggregate of 950,000 shares of Common Stock had been issued or reserved for issuance under the Purchase Plan. As of the end of 2008, a total of 853,971 shares have been purchased by employees under the Purchase Plan and 96,029 shares remained. The Company’s Board of Directors believes that the remaining 96,029 shares will be insufficient to cover all the shares which employees would like to purchase under the Purchase Plan in the foreseeable future. Therefore, the Board of Directors has approved and is hereby submitting to shareholders for approval an amendment to the Purchase Plan which would increase by 250,000 the total number of shares available under the Purchase Plan so as to allow greater participation by the Company’s employees. This will align more closely the interests of the employees with the interests of the Company and its shareholders. The other terms of the Purchase Plan would not change in any material aspect. The terms of the Purchase Plan, with the proposed amendment, are summarized below.

Eligibility

Any employee of the Company who customarily works more than 20 hours per week and more than five months in a calendar year is eligible to participate in the Purchase Plan. Employees of any future subsidiary of the Company may also participate.

Participation

Eligible employees may voluntarily elect to participate in the Purchase Plan by completing a payroll deduction authorization which is effective on the first day of the plan year. Payroll deductions are limited to 10% of the participating employee’s base pay for the plan year and employees may not purchase more than 10,000 shares per plan year.

Purchase Price

The payroll deductions authorized by participating employees are used to purchase newly issued shares of Common Stock from the Company at the end of each plan year. The purchase price is the lower of 85% of the fair market value of the shares on the first day or the last day of the applicable plan year.

Exercise and Withdrawal

Shares are purchased for participating employees automatically on the last day of a plan year, unless the participant elects in writing prior to such date not to complete the purchase. A participant may at any time during a plan year give notice that he or she does not wish to continue to participate, and all amounts withheld are then refunded with interest.

Administration and Amendment

The Purchase Plan is administered by the Compensation Committee. The Board of Directors may at any time amend the Purchase Plan, except that no amendment may make changes in stock purchase rights already granted that would adversely affect the rights of any participant.

Income Tax Consequences

The Purchase Plan is a “qualified” Purchase Plan under Section 423 of the Internal Revenue Code. Under the Internal Revenue Code, no income will result to a participant upon the purchase of shares, and no deduction will be allowed by the Company. The gain, if any, resulting from a disposition of the share received by a Participant is reported according to the provisions of Section 423 of the Internal Revenue Code, and will generally be taxed in part as ordinary income and in part as capital gain.

Registration with the SEC

Upon approval of the amendment to the Purchase Plan, the Company will file a Registration Statement on Form S-8 with the SEC to register the issuance of the additional shares.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE PURCHASE PLAN.

ITEM IV

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

While we are not required to do so, we are submitting the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for our fiscal year ending December 31, 2009, for ratification in order to ascertain the views of our shareholders on this appointment. If the appointment is not ratified by the shareholders, the Audit Committee will reconsider its selection.  Grant Thornton has been the Company’s auditor since 2003. A representative of Grant Thornton is expected to be present at the Meeting, and will be given the opportunity to make a statement and will be available to answer appropriate questions.

Audit and Audit Related Fees

The following table shows the fees for services rendered by Grant Thornton for the years ended

December 31, 2008 and 2007.

	2008	2007
Audit Fees(1)	$101,100	$100,300
Audit-Related Fees(2)	17,500	23,900
Tax Fees(3)	42,200	33,100
All Other Fees(4)	—	2,000
Total	$160,800	$159,300

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(1)

Audit fees represent fees for professional services provided in connection with the audit of the Company’s financial statements, reviews of quarterly financial statements, and filings of registration statements related to shares reserved for issuance under stock option plans.

(2)

Audit-related fees represent fees for the audit of the Company’s 401(k) plan, technical advice regarding the application of various accounting standards and principles and a web-based technical research tool.

(3)

Tax fees represent fees for the preparation of tax filings and technical advice regarding various tax issues including net operating loss carryforwards subject to the limitations of Internal Revenue Code Section 382 and various state sales and use tax consultation.

(4)	Other fees represent fees for internal control consultation.

The Company’s Audit Committee Charter states that before the principal accountant is engaged by the Company to render audit or non-audit services in any year, the engagement will be approved by the Company’s Audit Committee. All of the services described above were pre-approved by the Company’s Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT YEAR.

AUDIT COMMITTEE REPORT

The Audit Committee reviewed and discussed the 2008 audited financial statements with management and Grant Thornton LLP. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles. The discussions with Grant Thornton LLP also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Grant Thornton LLP provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee discussed with the independent auditors the auditors’ independence from management and the Company and considered the compatibility of nonaudit services with the auditors’ independence.

Based on the discussions with management and Grant Thornton LLP, the Audit Committee’s review of the representations of management and the report of Grant Thornton LLP, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee:

Donald Kramer, Chairman            Peter V. Derycz            Gordon Stofer

The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the “1933 Act”) or the Securities Exchange Act of 1934 (the “1934 Act”), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

EXECUTIVE OFFICERS

The names, ages and positions of the Company’s executive officers are as follows:

Name	Age	Position

Scott F. Drill	56	President, Chief Executive Officer, Secretary and Director
Alan M. Jones	52	Senior Vice President of CPG & Retail Sales
A. Thomas Lucas	58	Senior Vice President of Operations
Justin W. Shireman	58	Vice President of Finance, Chief Financial Officer and Treasurer
Scott J. Simcox	56	Senior Vice President of Marketing Services

Information regarding Scott F. Drill is included under Item I – Election of Directors.

Alan M. Jones has been Senior Vice President of Consumer Packaged Goods and Retail Sales since May 2007. From August 1998 to May 2007, he held various positions within the Insignia POPS Division including Vice President of Retail Sales and subsequently Vice President of CPG Sales. Prior to his positions at Insignia Systems Inc., from 1992 to 1998, Mr. Jones held leadership and sales positions in the in-store advertising field with both Net Value Inc. and Valassis In-store Marketing. From 1981 to 1992, Mr. Jones held various positions at SmithKline Beecham Consumer Brands in the areas of sales training and management including Director of the Mid-Atlantic Division.

Thomas Lucas has been Senior Vice President of Operations since April, 2007. Mr. Lucas has been with the Company since 1992. From 1998 to 2007 he was Vice President of Operations, POPS Division, and from 1992 to 1998 he was Manager and Director of Customer Services. Prior to 1992, Mr. Lucas held a variety of management and leadership positions within the United States Air Force and the Joint Chiefs of Staff.

Justin W. Shireman has been Vice President of Finance, Chief Financial Officer and Treasurer since April 2005. From April 2003 to March 2005, he was the Company’s Controller. From 2000 to 2002, he was the Controller for Learningbyte International, Inc., a developer of e-learning solutions. From 1994 to 2000 Mr. Shireman held several positions, including Controller and Director of Finance, with LecTec Corporation, a medical device manufacturer.

Scott J. Simcox has been Senior Vice President of Marketing Services since August 2006. Mr. Simcox has been with the Company since inception in January 1990, initially as Director of Business Development until May 1991 and then as Director of Marketing until July 1998. From July 1998 to July 2006, he was the Company’s Vice President of Marketing, POPS Division. From August 1988 through December 1989, Mr. Simcox was with Varitronic Systems in various sales and marketing roles. From 1978 to 1988 Mr. Simcox held several marketing and senior management positions at Conklin Company including Vice President of Marketing.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview and Philosophy

The Compensation Committee of the Board of Directors (the “Committee”) operates pursuant to a Charter adopted by the Board of Directors on February 24, 2003 and amended on February 20, 2007. The Charter includes a mission statement which states that the Committee’s mission is to ensure that the Company’s executive officers are compensated consistent with the following philosophy and objectives: (1) to support the Company’s overall business strategy and objectives; (2) to attract, retain and motivate the best executives in the Company’s industry; (3) to promote the Company’s pay-for-performance philosophy; and (4) to ensure that the Company’s compensation programs and practices are of the highest quality and designed with full consideration of all accounting, tax, securities law, and other regulatory requirements.

The main duties of the Committee, as described in the Charter, are as follows: (1) review and approve annual base salary and incentive compensation levels, employment agreements, and benefits of the Chief Executive Officer and other key executives; (2) review the performance of the Chief Executive Officer; (3) review and assess performance target goals established for bonus plans and determine if goals were achieved at the end of the plan year; (4) act as the administrative committee for the Company’s stock plans, and any other incentive plans established by the Company; (5) consider and approve grants of incentive stock options, non-qualified stock options, restricted stock or any combination to any employee; and (6) prepare the Report of the Compensation Committee for inclusion in the Annual Proxy Statement. The Committee has, from time to time, retained Towers Perrin to advise it on compensation matters. The Committee also consults with the Chief Executive Officer on compensation issues regarding the other executive officers.

It is the intention of the Committee to utilize a pay-for-performance compensation strategy that is directly related to achieving the financial objectives of the Company. The primary elements of the executive compensation program are base salary, annual incentives, and long-term incentives.

Base Salary

Base salaries of the Company’s executive officers are intended to be competitive with the median base salaries paid by other corporations similar to the Company and to serve as a platform for performance-based (incentive) pay. Base salaries are determined for executive positions using compensation surveys, taking into account variables such as geography, job comparability, size of the company and nature of the business. In addition to base salary, executive officers are eligible to participate in the Company’s employee benefit plans on the same terms as other employees.

Annual Incentives

For each of the years ended December 31, 2006, 2007 and 2008, the Committee approved a CEO bonus plan whereby bonus was eligible to be earned based upon the achievement of certain Insignia POPS program revenue targets. For each of the years ended December 31, 2007 and 2008, the Committee approved an executive incentive plan whereby bonus was eligible to be earned based upon the achievement of certain POPS program revenue targets and net income targets. The Committee is considering plans for the year ended December 31, 2009; however, they have not yet adopted any bonus or incentive plans for the CEO or other executives. The Company believes these plans are consistent with its pay-for-performance compensation strategy.

Long-term Incentives

The 1990 Stock Plan and the 2003 Incentive Stock Option Plan are the basis of the Company’s long-term incentive plans for executive officers and other key employees. The objective of the plans is to align executives’ long-term interests with those of the shareholders by creating a direct incentive for executives to increase shareholder value. The stock option grants allow executives to purchase shares of Company stock at a price equal to the fair market value of the stock on the date of grant over a term of five to ten years. The options generally vest and become exercisable over a period of up to three years following the date of grant. The award of option grants is consistent with the Company’s objective to include in total compensation a long-term equity interest for executive officers, with greater opportunity for reward if long-term performance is sustained. The Committee granted options to the named executive officers on May 21, 2008 as shown in the Grants of Plan-Based Awards table.

The Company also maintains the Employee Stock Purchase Plan, pursuant to which eligible employees can contribute up to ten percent of their base pay per year to purchase shares of Common Stock. The shares are issued by the Company at a price per share equal to 85% of market value on the first day of the offering period or the last day of the plan year, whichever is lower.

The Compensation Committee recommended and the Company’s Board of Directors adopted the Senior Management Litigation Incentive Plan, which was approved by the shareholders at the Annual Meeting on May 21, 2008. The plan provides that senior managers selected by the Compensation Committee would receive five percent of recoveries received by the Company in excess of $10,000,000 in the litigation between the Company and News America Marketing In-Store, Inc. Recoveries are defined as all cash payments minus any contingent attorney’s fees payable to any of the law firms representing the Company in the litigation. The Compensation Committee did not select anyone to participate in the plan.

Conclusion

The Committee believes that the executive compensation strategy discussed in this Proxy Statement will promote the overall corporate objectives of increasing earnings and shareholder value.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on our reviews and discussion with management, the Compensation Committee recommended to the Board of Directors, and the Board has approved, that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee:

Gordon Stofer, Chairman              Donald Kramer              Reid MacDonald

SUMMARY COMPENSATION TABLE

          The following table shows, for our Chief Executive Officer, our Chief Financial Officer and each of the other three executive officers, together referred to as our named executive officers, information concerning compensation earned for service in all capacities during the fiscal year ended December 31, 2008.

Name and Position	Year	Salary	Bonus(1)		Option Awards(2)	Non-Equity Incentive Plan Compensation(3, 4)		All Other Compensation(5)	Total

Scott F. Drill	2008	$310,000	$	−	$91,623		$100,419	$22,978	$525,020
President, Chief Executive	2007	300,000		−	98,802		25,886	19,304	443,992
Officer and Secretary	2006	275,000		−	54,794		42,187	17,971	389,952

Justin W. Shireman	2008	$175,000	$	−	$35,361		$26,250	$559	$237,170
Vice President of Finance,	2007	165,000		−	36,087		16,765	516	218,368
Chief Financial Officer	2006	140,000		−	23,964		−	464	164,428
and Treasurer

Scott J. Simcox	2008	$193,967	$	−	$40,241		$30,000	$11,770	$275,978
Senior Vice President,	2007	184,167		−	43,131		19,306	12,263	258,867
Marketing Services	2006	160,175		−	25,232		−	12,326	197,733

A. Thomas Lucas	2008	$164,267	$	−	$32,933		$24,960	$516	$222,676
Senior Vice President,	2007	153,333		−	33,337		16,257	516	203,443
Operations	2006	135,500		−	21,380		−	472	157,352

Alan M. Jones	2008	$150,000	$	−	$34,196	$	−	$288,496	$472,692
Senior Vice President,	2007	150,000		−	26,914		−	213,073	389,987
CPG and Retail Sales	2006	135,000		−	5,778		−	228,434	369,212

____________________________

(1)	Only discretionary bonuses are disclosed in the Bonus column. Bonuses based upon the achievement of certain performance targets are reported in the Non-Equity Incentive Plan Compensation column.
(2)

Valuation is based on the stock-based compensation expense which the Company recognized during 2008 for financial statement purposes under FAS 123(R) for awards granted in 2008 and prior years utilizing assumptions discussed in Note 6 to the Company’s financial statements for the year ended December 31, 2008, but disregarding the estimate of forfeitures.

(3)

Amounts under the Non-Equity Incentive Plan Compensation column were earned by Mr. Drill under the 2008 CEO Bonus Plan, 2007 CEO Bonus Plan and 2006 CEO Bonus Plan, and were based upon the achievement of certain revenue and gross margin performance targets.

(4)

Amounts under the Non-Equity Incentive Plan Compensation column were earned by Mr. Shireman, Mr. Simcox and Mr. Lucas under the 2008 Executive Incentive Plan and the 2007 Executive Incentive Plan, and were based upon the achievement of certain revenue and corporate net income performance targets.

(5)

For Mr. Drill the amount represents car allowance, taxable medical reimbursements and premiums paid for group term life insurance. For Mr. Simcox the amount represents car allowance and premiums paid for group term life insurance. For Mr. Shireman and Mr. Lucas the amounts represent premiums paid for group term life insurance. For Mr. Jones the amounts represent premiums paid for group term life insurance and commissions earned based upon sales targets.

GRANTS OF PLAN-BASED AWARDS

The following table summarizes the 2008 grants of equity and non-equity plan-based awards to the named executive officers.

					All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Or Base Price Of Option Awards ($/Share)	Grant Date Fair Value Of Stock And Option Awards ($) (1)

		Estimated Future Payouts, Under Non-Equity Incentive Plan Awards
Name	Grant Date	Threshold	Target	Maximum

Scott F. Drill	05/21/2008	N/A	N/A	N/A	20,000	$ 1.92	$ 22,300

Justin W. Shireman	05/21/2008	N/A	N/A	N/A	20,000	$ 1.92	$ 20,389

Scott J. Simcox	05/21/2008	N/A	N/A	N/A	20,000	$ 1.92	$ 20,389

A. Thomas Lucas	05/21/2008	N/A	N/A	N/A	20,000	$ 1.92	$ 20,389

Alan M. Jones	05/21/2008	N/A	N/A	N/A	20,000	$ 1.92	$ 20,389

___________________________

(1)

Valuation is based on the grant date fair value of those awards determined pursuant to FAS 123(R) utilizing assumptions discussed in Note 6 to the Company’s financial statements for the year ended December 31, 2008. The actual compensation cost recognized by the Company during fiscal 2008 for these awards in addition to the cost of equity awards granted in prior years are listed in the “Option Awards” column of the Summary Compensation Table.

Option Grant Policies

Options granted under the 2003 Incentive Stock Option Plan are granted at an exercise price determined by the Compensation Committee (the “Committee”) on the date of grant equal to the fair market value on the date of grant. No options have been granted under the 1990 Stock Option Plan since 2003. The Committee considers grants to key employees (including executives) annually at its meeting in conjunction with the annual shareholder meeting (typically May of each year) and at other times if appropriate.

POTENTIAL CHANGE IN CONTROL PAYMENTS

The following table presents the estimated total amounts that would be paid out to the named executive officers for a qualifying termination following a change in control (assuming a change in control occurred on December 31, 2008).

Name	Payment Amount

Scott F. Drill	$ 620,000

Justin W. Shireman	$ 350,000

Scott J. Simcox	$ 400,000

A. Thomas Lucas	$ 333,000

Alan M. Jones	$ 876,000

Messrs. Drill, Shireman, Simcox, Lucas and Jones have Change in Control Agreements with the Company which provide that, following a change in control of the Company, they will receive severance payments equal to two years’ salary (gross earnings for Mr. Jones) if they are terminated without cause, or if they voluntarily terminate for “good reason,” defined in the agreement to include demotion, reduction in salary or benefits, relocation, and certain other events. In addition, Mr. Drill’s agreement provides that he will receive his severance payment if he voluntarily terminates his employment for any reason following a hostile takeover of the Company. Benefits under the agreements are payable in a lump sum.

OUTSTANDING EQUITY AWARDS AT FISCAL 2008 YEAR-END

The following table sets forth certain information concerning equity awards to the named executive officers at December 31, 2008.

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date

Scott F. Drill	05/17/2001	75,000	—	$ 7.87	05/17/2011
	05/22/2002	50,000	—	$ 9.30	05/22/2012
	05/20/2003	35,000	—	$ 5.80	05/20/2013
	05/20/2004	60,000	—	$ 1.31	05/20/2014
	05/18/2005	100,000	—	$ 0.96	05/18/2015
	05/16/2006	66,667	33,333	$ 1.19	05/16/2016
	05/23/2007	33,334	66,666	$ 3.75	05/23/2017
	05/21/2008	—	20,000	$ 1.92	05/21/2018

Justin W. Shireman	05/20/2003	10,000	—	$ 6.06	05/20/2013
	02/19/2004	5,000	—	$ 1.95	02/19/2014
	05/20/2004	15,000	—	$ 1.31	05/20/2014
	05/18/2005	40,000	—	$ 0.96	05/18/2015
	12/01/2005	20,000	—	$ 0.58	12/01/2015
	05/16/2006	33,334	16,666	$ 1.19	05/16/2016
	05/23/2007	11,667	23,333	$ 3.75	05/23/2017
	05/21/2008	—	20,000	$ 1.92	05/21/2018

Scott J. Simcox	04/11/2000	10,000	—	$ 4.28	04/11/2010
	05/17/2001	10,000	—	$ 7.87	05/17/2011
	05/22/2002	10,000	—	$ 9.30	05/22/2012
	05/20/2003	7,500	—	$ 5.80	05/20/2013
	02/19/2004	5,000	—	$ 1.95	02/19/2014
	05/20/2004	20,000	—	$ 1.31	05/20/2014
	05/18/2005	35,000	—	$ 0.96	05/18/2015
	05/16/2006	46,667	23,333	$ 1.19	05/16/2016
	05/23/2007	15,000	30,000	$ 3.75	05/23/2017
	05/21/2008	—	20,000	$ 1.92	05/21/2018

A. Thomas Lucas	04/11/2000	10,000	—	$ 4.28	04/11/2010
	05/17/2001	10,000	—	$ 7.87	05/17/2011
	05/22/2002	10,000	—	$ 9.30	05/22/2012
	05/20/2003	7,500	—	$ 5.80	05/20/2013
	02/19/2004	5,000	—	$ 1.95	02/19/2014
	05/20/2004	20,000	—	$ 1.31	05/20/2014
	05/18/2005	35,000	—	$ 0.96	05/18/2015
	05/16/2006	33,334	16,666	$ 1.19	05/16/2016
	05/23/2007	11,667	23,333	$ 3.75	05/23/2017
	05/21/2008	—	20,000	$ 1.92	05/21/2018

Alan M. Jones	04/11/2000	3,333	—	$ 4.28	04/11/2010
	02/19/2002	8,000	—	$ 8.40	02/19/2012
	02/19/2004	3,599	—	$ 1.95	02/19/2014
	05/16/2006	20,000	10,000	$ 1.19	05/16/2016
	05/23/2007	15,000	30,000	$ 3.75	05/23/2017
	05/21/2008	—	20,000	$ 1.92	05/21/2018

2008 OPTION EXERCISES

The following table sets forth certain information concerning options exercised by the named executive officers for the year ended December 31, 2008.

Option Awards
Name	Number Of Shares Acquired On Exercise	Value Realized On Exercise

Scott F. Drill	—	—

Justin W. Shireman	—	—

Scott J. Simcox	—	—

A. Thomas Lucas	—	—

Alan M. Jones	—	—

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2008, for compensation plans under which securities may be issued.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Equity compensation plans approved by security holders	3,297,711	$ 3.63	419,667

Equity compensation plans not approved by security holders	—	—	—
Total	3,297,711	$ 3.63	419,667(1)

(1)

Does not include 250,000 shares reserved for issuance under the 2003 Incentive Stock Option Plan and 250,000 shares reserved for issuance under the Employee Stock Purchase Plan, which are subject to shareholder approval at the Annual Meeting on May 20, 2009. See Items II and III. Also, does not reflect 59,634 shares issued January 2, 2009 from the Employee Stock Purchase Plan.

SECURITY OWNERSHIP OF

PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table presents information provided to the Company as to the beneficial ownership of Common Stock as of January 31, 2009 by (i) persons known to the Company to hold 5% or more of such stock, (ii) each of the directors of the Company, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) by all current officers and directors as a group. Beneficial ownership includes shares available for purchase under options which are either currently exercisable or exercisable within 60 days after January 31, 2009.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Shares

5% Or Greater Shareholders
Perkins Capital Management, Inc. 730 East Lake Street Wayzata, MN 55391	1,301,767 (1)	8.6%

Directors and Executive Officers
Scott F. Drill	683,655 (2)	4.4%

Scott J. Simcox	191,165 (3)	1.3%

Donald J. Kramer	173,750 (4)	1.1%

A. Thomas Lucas	173,027 (5)	1.1%

Justin W. Shireman	135,001 (6)	*

Alan M. Jones	108,525 (7)	*

Gordon F. Stofer	58,162 (8)	*

Reid V. MacDonald	24,000 (9)	*

Peter V. Derycz	20,000 (10)	*

All current Directors and Officers as a Group (9 persons)	1,567,285 (11)	9.6%

___________________________

*	Indicates less than one percent.
(1)

Includes 901,767 shares held by Perkins Capital Management, Inc., as to which beneficial ownership is disclaimed, and 400,000 shares held by Perkins Discovery Fund, which is affiliated with Perkins Capital Management, Inc.

(2)	Includes 420,001 shares subject to options, and 45,000 shares held in a family limited partnership.
(3)	Includes 159,167 shares subject to options.
(4)	Consists of 173,750 shares subject to options.
(5)	Includes 142,501 shares subject to options.
(6)	Consists of 135,001 shares subject to options.
(7)	Includes 49,932 shares subject to options.
(8)	Includes 45,000 shares subject to options.
(9)	Includes 15,000 shares subject to options, and 9,000 shares held jointly with spouse.
(10)	Consists of 20,000 shares subject to options.
(11)	Includes 1,160,352 shares subject to options, 45,000 shares held in a family limited partnership of an officer and 9,000 shares held jointly by a current director with their spouse.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors and 10% shareholders to file reports with the Securities and Exchange Commission concerning their initial beneficial ownership and changes in beneficial ownership of Company securities. The annual statement of changes in beneficial ownership for Scott J. Simcox, which was due February 16, 2009, was inadvertently filed late on March 11, 2009. To the Company’s knowledge, all other reports were filed in a timely manner for 2008.

OTHER BUSINESS

Management of the Company knows of no matters other than the foregoing to be brought before the Meeting. However, the enclosed proxy gives discretionary authority in the event any additional matters should be presented.

SHAREHOLDER PROPOSALS

The proxy rules of the Securities and Exchange Commission permit shareholders, after timely notice to issuers, to present proposals for shareholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by issuer action in accordance with the proxy rules. The Company’s next meeting of Shareholders (for the year ending December 31, 2009) is expected to be held on or about May 19, 2010 and proxy materials in connection with that meeting are expected to be available on or about April 5, 2010. Any shareholder proposals prepared in accordance with the proxy rules for inclusion in the Company’s proxy materials must be received by the Company on or before December 4, 2009.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2008 is being provided to shareholders with this Proxy Statement.

By Order of the Board of Directors

Scott F. Drill
Secretary

APPENDIX A

INSIGNIA SYSTEMS, INC.

2003 INCENTIVE STOCK OPTION PLAN

(Adopted by Board of Directors February 24, 2003)

(Approved by Shareholders on May 20, 2003)

(Amended through January 27, 2009)

          1.         Purpose. The purpose of this Plan is to provide a means whereby Insignia Systems, Inc. (the “Company”), may be able, by granting options to purchase stock in the Company, to attract, retain and motivate capable and loyal employees, directors, consultants and advisors of the Company and its subsidiaries, for the benefit of the Company and its shareholders. Both incentive stock options which qualify for favorable tax treatment under Section 422 of the Internal Revenue Code (the “Code”), and nonqualified stock options which do not qualify for favorable tax treatment, may be granted under the Plan.

          2.         Reservation of Shares. A total of 2,625,000 shares of the authorized but unissued shares of Common Stock of the Company, par value $.01 per share, is reserved for issue upon the exercise of options granted under the Plan. If any option expires or terminates for any reason without having been exercised in full, the unpurchased shares covered thereby shall become available for additional options which may be issued to persons eligible under the Plan so long as it remains in effect. Shares reserved for issue as provided herein shall cease to be reserved upon termination of the Plan.

          3.         Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors (the “Committee”). The Committee shall be appointed by the Board of Directors and shall be comprised solely of two or more “non-employee directors” within the meaning of SEC Rule 16b-3. Each member of the Committee shall also be an “outside director” within the meaning of Code Section 162(m). The Committee shall have the full power to construe and interpret the Plan and to establish and amend rules and regulations for its administration. The Committee shall determine which persons shall be granted options hereunder, the number of shares for which each option shall be granted, the types of options to be granted, and any limitations on the exercise of options in addition to those imposed by this Plan. The Committee may also waive any restrictions on the exercise of outstanding options and approve amendments to outstanding options, provided there is no conflict with the terms of the Plan. The Committee shall apply such criteria as it deems appropriate in determining the persons to whom options are granted and the number of shares to be covered by each option.

          4.         Eligibility. An option may be granted to any employee, director, consultant or advisor of the Company or its subsidiaries, except that no consultant or advisor shall be granted options in connection with the offer and sale of securities in a capital raising transaction on behalf of the Company. The maximum number of shares for which any person may be granted options under the Plan in any year is limited to 100,000 shares.

          5.         Option Grants To Outside Directors. Each outside director of the Company shall automatically be granted an option to purchase 10,000 shares of Common Stock on the date first appointed or elected as a director. Each outside director shall also automatically be granted an option to purchase 5,000 shares of Common Stock on (a) the date of each subsequent annual meeting of the shareholders, provided the outside director is either reelected or continues to serve as an outside director, or (b) the anniversary of the prior year’s grant in any year in which there is no meeting of the shareholders. In no event shall a director receive more than one grant in any fiscal year.

The period within which an option granted to an outside director must be exercised shall be the earlier of (a) ten years from the date of grant, or (b) 90 days after the director ceases to be a director for any reason. Options granted to outside directors shall be immediately exercisable in full when granted.

          6.         Exercise Price. The per share exercise price for each option shall be determined by the Committee at the time of grant, provided that the per share exercise price for any incentive stock option, and any option granted to an outside director, shall be not less than the fair market value of the Common Stock on the date the option is granted. In making such determination, the Committee shall rely on market quotations, if available, but if not available, upon independent appraisals of the stock or such other information deemed appropriate by the Committee.

          7.         Changes in Present Stock. In the event of a recapitalization, merger, consolidation, reorganization, stock dividend, stock split or other change in capitalization affecting the Company’s present capital stock, appropriate adjustment may be made by the Committee in the number and kind of shares and the option price of shares which are or may become subject to options granted or to be granted hereunder.

          8.         Exercise of Option. Receipt by the Company of a written notice from an optionee, specifying the number of shares to be purchased, and accompanied by payment of the purchase price for such shares, shall constitute exercise of the option as to such shares. The date of receipt by the Company of such written notice shall be the date of exercise of the option. The Company may accept payment from a broker and, upon receipt of written instructions from the optionee, deliver the purchased shares to the broker.

          9.         Option Agreement Provisions. Each option granted under the Plan shall be evidenced by a Stock Option Agreement executed by the Company and the optionee, and shall be subject to the following terms and conditions, and such other terms and conditions as may be prescribed by the Committee:

(a)

Payment. The full purchase price of the shares acquired upon exercise of an option shall be paid in cash, certified or cashier’s check, or in the form of Common Stock of the Company with a market value equal to the option exercise price and free and clear of all liens and encumbrances.

The Committee in its sole discretion may also permit the “cashless exercise” of an option. In the event of a cashless exercise, the optionee shall surrender the option to the Company, and the Company shall issue the optionee the number of shares determined as follows:

X = Y (A-B) /A where:

X = the number of shares to be issued to the optionee.

Y = the number of shares with respect to which the option is being exercised.

A = the closing sale price of the Common Stock on the date of exercise, or in the absence thereof, the fair market value on the date of exercise.

B = the option exercise price.

(b)

Exercise Period. The period within which an option must be exercised shall be fixed by the Committee, and shall not exceed ten years from the date of grant for an incentive stock option. The Committee may provide that an option will vest and become exercisable upon the completion of specified periods of employment, or the attainment of specified performance goals. To the extent exercisable, an option may be exercised in whole or in part. Outstanding unvested options shall become immediately exercisable in full in the event the Company is acquired by merger, purchase of all or substantially all of the Company’s assets, or purchase of a majority of the outstanding stock by a single party or a group acting in concert.

(c)

Rights of Optionee Before Exercise. The holder of an option shall not have the rights of a shareholder with respect to the shares covered by his or her option until such shares have been issued to him or her upon exercise of the option.

(d)

No Rights to Continued Employment. Nothing in the Plan or in any Stock Option Agreement entered into pursuant hereto shall be construed to confer upon any optionee any right to continue in the employ of his or her employer or interfere in any way with the right of his or her employer to terminate his or her employment at any time.

(e)

Death of Optionee. Upon the death of an optionee, the option, or any portion thereof, may be exercised to the extent the optionee was entitled to do so at the time of the optionee’s death, by his or her executor or administrator or other person entitled by law to the optionee’s rights under the option, at any time within one year subsequent to the date of death. The option shall automatically expire one year after the optionee’s death to the extent not exercised.

(f)

Disability of Optionee. If an optionee is an employee of the Company or its subsidiaries, and if the optionee’s employment is terminated due to his or her disability, the optionee may, within one year of such termination, exercise any unexercised portion of the option to the extent he or she was entitled to do so at the time of such termination. The option shall automatically expire one year after such termination to the extent not exercised.

(g)

Other Termination of Employment. If an optionee is an employee of the Company or its subsidiaries, and if the optionee’s employment is terminated other than by death, disability, or conduct which is contrary to the best interests of his or her employer, the optionee may, within 90 days of such termination, exercise any unexercised portion of the option to the extent he or she was entitled to do so at the time of such termination. The option shall automatically expire 90 days after such termination to the extent not exercised. If the optionee’s employment is terminated by his or her employer for conduct which is contrary to the best interests of his or her employer, or if the optionee violates any written nondisclosure agreement with his or her employer, as determined in either case by the optionee’s employer in its sole discretion, the unexercised portion of the optionee’s option shall automatically expire at that time. Inter-company transfers and approved leaves of absence for up to 90 days shall not be considered termination of employment.

(h)

Non-transferability of Option. No option shall be transferable by the optionee other than by will or by the laws of descent and distribution, and each option shall be exercisable during the optionee’s lifetime only by the optionee. No option may be attached or subject to levy by an optionee’s creditors.

(i)	Date of Grant. The date on which the Committee approves the granting of an option shall be considered the date on which such option is granted.

        10.         Additional Provisions for Incentive Stock Options.

(a)

Dollar Limit. Each option granted to an employee shall constitute an incentive stock option, provided that no more than $100,000 of such options (based upon the fair market value of the underlying shares as of the date of grant) can first become exercisable for any employee in any calendar year. To the extent an option grant exceeds the $100,000 limitation, it shall constitute a non-qualified stock option. Each Stock Option Agreement with an employee shall specify the extent to which it is an incentive and/or non-qualified stock option. For purposes of applying the $100,000 limitation, options granted under this Plan and all other incentive stock option plans of the Company and any parent or subsidiary corporation shall be included.

(b)

Ten Percent Shareholders. No incentive stock option shall be granted to any employee who at the time directly or indirectly owns more than 10 percent of the combined voting power of all classes of stock of the Company or of a parent or subsidiary corporation, unless the exercise price is not less than 110 percent of the fair market value of such stock on the date of grant, and unless the option is not exercisable more than five years after the date of grant.

        11.       Restrictions on Transfer. During any period in which the offering of the shares under the Plan is not registered under federal and state securities laws, an optionee shall agree in his or her option agreement that he or she is acquiring shares under the Plan for investment purposes, and not for resale, and that the shares cannot be resold or otherwise transferred except pursuant to registration or unless, in the opinion of counsel for the Company, registration is not required.

          Any restrictions upon shares acquired upon exercise of an option pursuant to the Plan and the Stock Option Agreement shall be binding upon the optionee, and his or her heirs, executors, and administrators. Any stock certificate issued under the Plan which is subject to restrictions shall be endorsed so as to refer to the restrictions on transfer imposed by the Plan, and by applicable securities laws.

          12.       Withholding of Taxes. The Company shall make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation to withhold in connection with any option including, but not limited to, withholding a portion of the shares issuable on exercise of an option, or requiring the optionee to pay to the Company, in cash, an amount sufficient to cover the Company’s withholding obligations.

          13.       Duration of Plan. The Plan shall terminate ten years after the date of its adoption by the Board of Directors, unless sooner terminated by issuance of all shares reserved for issuance hereunder, or by the Board of Directors pursuant to Section 13. No option shall be granted under the Plan after such termination date.

          14.       Termination or Amendment of the Plan. The Board of Directors may at any time terminate the Plan, or make such modifications to the Plan as it shall deem advisable. No termination or amendment of the Plan may, without the consent of the optionee to whom any option shall previously have been granted, adversely affect the rights of such optionee under such option.

          15.       Shareholder Approval. The Board of Directors shall submit the Plan to the shareholders for their approval within 12 months of the date of its adoption by the Board. Options granted prior to such approval are contingent on receipt of such approval, and shall automatically lapse if such approval is not granted. The Board shall also submit any amendments to the shareholders for approval if required by applicable law or regulation.

          16.       Interpretation. The Plan shall be interpreted in accordance with Minnesota law.

APPENDIX B

INSIGNIA SYSTEMS, INC.

EMPLOYEE STOCK PURCHASE PLAN

(Amended through January 27, 2009)

          1.         Establishment of Plan. Insignia Systems, Inc. (hereinafter referred to as the "Company") proposes to grant to certain employees of the Company the opportunity to purchase common stock of the Company. Such common stock shall be purchased pursuant to the plan herein set forth which shall be known as the "INSIGNIA SYSTEMS, INC. EMPLOYEE STOCK PURCHASE PLAN" (hereinafter referred to as the "Plan"). The Company intends that the Plan shall qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended, and shall be construed in a manner consistent with the requirements of said Section 423 and the regulations thereunder.

          2.         Purpose. The Plan is intended to encourage stock ownership by employees of the Company, and as an incentive to them to remain in employment, improve operations, increase profits, and contribute more significantly to the Company's success.

          3.         Administration. The Plan shall be administered by a stock purchase committee (hereinafter referred to as the "Committee") consisting of not less than three directors or employees of the Company, as designated by the Board of Directors of the Company (hereinafter referred to as the "Board of Directors"). The Board of Directors shall fill all vacancies in the Committee and may remove any member of the Committee at any time, with or without cause. The Committee shall select its own chairman and hold its meetings at such times and places as it may determine. All determinations of the Committee shall be made by a majority of its members. Any decision which is made in writing and signed by a majority of the members of the Committee shall be effective as fully as though made by a majority vote at a meeting duly called and held. The determinations of the Committee shall be made in accordance with its judgment as to the best interests of the Company, its employees and it shareholders and in accordance with the purposes of the Plan; provided, however, that the provisions of the Plan shall be construed in a manner consistent with the requirements of Section 423 of the Internal Revenue Code, as amended. Such determinations shall be binding upon the Company and the participants in the Plan unless otherwise determined by the Board of Directors. The Company shall pay all expenses of administering the Plan. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

          4.         Duration and Phases of the Plan. (a) The Plan will commence on January 1, 1993, and will continue until terminated by the Board pursuant to Section 15, except that any phase commenced prior to such termination shall, if necessary, be allowed to continue beyond such termination until completion.

          (b)       The Plan shall be carried out in one or more phases, each phase being for a period of one year. Each phase shall commence immediately after the termination of the preceding phase. The existence and date of commencement of a phase (the "Commencement Date") shall be determined by the Committee, provided that the commencement of the first phase shall be within twelve (12) months before or after the date of approval of the Plan by the shareholders of the Company. In the event all of the stock reserved for grant of options hereunder is issued pursuant to the terms hereof prior to the commencement of one or more phases scheduled by the Committee or the number of shares remaining is so small, in the opinion of the Committee, as to render administration of any succeeding phase impracticable, such phase or phases shall be canceled. Phases shall be numbered successively as Phase 1, Phase 2 and Phase 3.

          (c)        The Board of Directors may elect to accelerate the termination date of any phase effective on the date specified by the Board of Directors in the event of (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares would be converted into cash, securities or other property, other than a merger of the Company in which shareholders immediately prior to the merger have the same proportionate ownership of stock in the surviving corporation immediately after the merger; (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, or (iii) any plan or liquidation or dissolution of the Company.

          5.         Eligibility. All Employees, as defined in Paragraph 19 hereof, who are employed by the Company at least one day prior to the Commencement Date of a phase shall be eligible to participate in such phase.

          6.         Participation. Participation in the Plan is voluntary. An eligible Employee may elect to participate in any phase of the plan, and thereby become a "Participant" in the Plan, by completing the Plan payroll deduction form provided by the Company and delivering it to the Company or its designated representative prior to the Commencement Date of that phase. Payroll deductions for a Participant shall commence on the first payday after the Commencement Date of the phase and shall terminate on the last payday immediately prior to or coinciding with the termination date of that phase unless sooner terminated by the Participant as provided in Paragraph 9 hereof.

          7.         Payroll Deductions. (a) Upon enrollment, a Participant shall elect to make contributions to the Plan by payroll deductions (in full dollar amounts and in amounts calculated to be as uniform as practicable throughout the period of the phase), in the aggregate amount not in excess of 10% of such Participant's Base Pay for the term of the Phase, as determined according to Paragraph 19 hereof.

          The minimum authorized payroll deduction must aggregate to not less than $10 per pay period.

          (b)       In the event that the Participant's compensation for any pay period is terminated or reduced from the compensation rate for such a period as of the Commencement Date of the phase for any reason so that the amount actually withheld on behalf of the Participant as of the termination date of the phase is less than the amount anticipated to be withheld over the phase year as determined on the Commencement Date of the phase, then the extent to which the Participant may exercise his option shall be based on the amount actually withheld on his behalf. In the event of a change in the pay period of any Participant, such as from bi-weekly to monthly, an appropriate adjustment shall be made to the deduction in each new pay period so as to ensure the deduction of the proper amount authorized by the Participant.

          (c)        All payroll deductions made for Participants shall be credited to their accounts under the Plan. A Participant may not make any separate cash payments into such account.

          (d)       Except for his right to discontinue participation in the Plan as provided in Paragraph 9, no Participant shall be entitled to increase or decrease the amount to be deducted in a given phase after the Commencement Date.

8.	Options.

(a)	Grant of Option.

(i)

A Participant who is employed by the Company as of the Commencement Date of a phase shall be granted an option as of such date to purchase a number of full shares of Company common stock to be determined by dividing the total amount to be credited to that Participant's account under Paragraph 7 hereof by the option price set forth in Paragraph 8(a)(ii)(A) hereof, subject to the limitations of Paragraph 10 hereof.

(ii)	The option price for such shares of common stock shall be the lower of:

A.	Eighty-five percent (85%) of the fair market value of such shares of common stock on the Commencement Date of the phase; or

B.	Eighty-five percent (85%) of the fair market value of such shares of common stock on the termination date of the phase.

(iii)

The fair market value of shares of common stock of the Company shall be determined by the Committee for each valuation date in a manner acceptable under Section 423 of the Internal Revenue Code of 1986.

(iv)	Anything herein to the contrary notwithstanding, no Employee shall be granted an option hereunder:

A.	Which exceeds a 10,000 share limit per Employee for each plan phase;

B.

Which permits his rights to purchase stock under all employee stock purchase plans of the Company, its subsidiaries or its parent, if any, to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of the fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time;

C.

If immediately after the grant such Employee would own and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, its parent, if any, or of any subsidiary of the Company. For purposes of determining stock ownership under this Paragraph, the rules of Section 424(d) of the Internal Revenue Code, as amended, shall apply; or

D.	Which can be exercised after the expiration of 27 months from the date the option is granted.

(b)	Exercise of Option.

(i)

Unless a Participant gives written notice to the Company pursuant to Paragraph 8(b)(ii) or Paragraph 9 prior to the termination date of a phase, his option for the purchase of shares will be exercised automatically for him as of such termination date for the purchase of the number of full shares of Company common stock which the accumulated payroll deductions in his account at that time will purchase at the applicable option price, subject to the limitations set forth in Paragraph 10 hereof.

(ii)

A Participant may, by written notice to the Company at any time during the thirty (30) day period immediately preceding the termination date of a phase, elect, effective as of the termination date of that phase, to exercise his option for a specified number of full shares less than the maximum number which may be purchased under his option.

(iii)

As promptly as practicable after the termination date of any phase, the Company will deliver to each Participant herein the common stock purchased upon the exercise of his option, together with a cash payment equal to the balance, if any, of his account which was not used for the purchase of common stock with interest accrued thereon.

          9.         Withdrawal or Termination of Participation. (a) A Participant may, at any time prior to the termination date of a phase, withdraw all payroll deductions then credited to his account by giving written notice to the Company. Promptly upon receipt of such notice of withdrawal, all payroll deductions credited to the Participant's account will be paid to him with interest accrued thereon and no further payroll deductions will be made during the phase. In such event, the option granted the Participant under that phase of the Plan shall lapse immediately. Partial withdrawals of payroll deductions hereunder may not be made.

          (b)       In the event of the death of a Participant, the person or persons specified in Paragraph 14 may give notice to the Company within sixty (60) days of the death of the Participant electing to purchase the number of full shares which the accumulated payroll deductions in the account of such deceased Participant will purchase at the option price specified in Paragraph 8(a)(ii) and have the balance in the account distributed in cash with interest accrued thereon. If no such notice is received by the Company within said sixty (60) days, the accumulated payroll deductions will be distributed in full in cash with interest accrued thereon.

          (c)        Upon termination of Participant's employment for any reason other than death of the Participant, the payroll deductions credited to his account, plus interest, shall be returned to him.

          10.       Stock Reserved for Options. (a) One Million Two Hundred Thousand (1,200,000) shares of the Company's common stock are reserved for issuance upon the exercise of options to be granted under the Plan. Shares subject to the unexercised portion of any lapsed or expired option may again be subject to option under the Plan.

          (b)       If the total number of shares of the Company common stock for which options are to be granted for a given phase as specified in Paragraph 8 exceeds the number of shares then remaining available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding) and if the Committee does not elect to cancel such phase pursuant to Paragraph 4, the Committee shall make a pro rata allocation of the shares remaining available in as uniform and equitable a manner as it shall consider practicable. In such event, the options to be granted and the payroll deductions to be made pursuant to the Plan which would otherwise be effected may, in the discretion of the Committee, be reduced accordingly. The Committee shall give written notice of such reduction to each Participant affected.

          (c)        The Participant (or a joint tenant named pursuant to Paragraph 10(d) hereof) shall have no rights as a shareholder with respect to any shares subject to the Participant's option until the date of the issuance of a stock certificate evidencing such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued, except as otherwise provided in Paragraph 12 hereof.

          (d)       The shares of the Company common stock to be delivered to a Participant pursuant to the exercise of an option under the Plan will be registered in the name of the Participant or, if the Participant so directs by written notice to the Committee prior to the termination date of that phase of the Plan, in the names of the Participant and one other person the Participant may designate as his joint tenant with rights of survivorship, to the extent permitted by law.

          11.       Accounting and Use of Funds. Payroll deductions for each Participant shall be credited to an account established for him under the Plan. A Participant may not make any separate case payments into such account. Such account shall be solely for bookkeeping purposes and no separate fund or trust shall be established hereunder and the Company shall not be obligated to segregate such funds. All funds from payroll deductions received or held by the Company under the Plan may be used, without limitation, for any corporate purpose by the Company.

          12.       Adjustment Provision. (a) Subject to any required action by the shareholders of the Company, the number of shares covered by each outstanding option, and the price per share thereof in each such option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of the Company common stock resulting from a subdivision or consolidation of shares or the payment of a share dividend (but only on the shares) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

          (b)       In the event of a change in the shares of the Company as presently constituted, which is limited to a change of all its authorized shares with par value into the same number of shares with a different part value or without par value, the shares resulting from any such change shall be deemed to be the shares within the meaning of this Plan.

          13.       Non-Transferability of Options. (a) Options granted under any phase of the Plan shall not be transferable except under the laws of descent and distribution and shall be exercisable only by the Participant during his lifetime and after his death only by his beneficiary of the representative of his estate as provided in Paragraph 9(b) hereof.

          (b)       Neither payroll deductions credited to a Participant's account, nor any rights with regard to the exercise of an option or to receive common stock under any phase of the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant. Any such attempted assignment, transfer, pledge or other disposition shall be null and void and without effect, except that the Company may, at its option, treat such act as an election to withdraw funds in accordance with Paragraph 9.

          14.       Designation of Beneficiary. A Participant may file a written designation of a beneficiary who is to receive any cash to the Participant's credit plus interest thereon under any phase of the Plan in the event of such Participant's death prior to exercise of his option pursuant to Paragraph 9(b) hereof, or to exercise his option and become entitled to any stock and/or cash upon such exercise in the event of the Participant's death prior to exercise of the option pursuant to Paragraph 9(b) hereof. The beneficiary designation may be changed by the Participant at any time by written notice to the Company.

          Upon the death of a Participant and upon receipt by the Company of proof deemed adequate by it of the identity and existence at the Participant's death of a beneficiary validly designated under the Plan, the Company shall in the event of the Participant's death under the circumstances described in Paragraph 9(b) hereof, allow such beneficiary to exercise the Participant's option pursuant to Paragraph 9(b) if such beneficiary is living on the termination date of the phase and deliver to such beneficiary the appropriate stock and/or cash after exercise of the option. In the event there is no validly designated beneficiary under the Plan who is living at the time of the Participant's death under the circumstances described in Paragraph 9(b) or in the event the option lapses, the Company shall deliver the cash credited to the account of the Participant with interest to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed to the knowledge of the Company, it may, in its discretion, deliver such cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate. The Company will not be responsible for or be required to give effect to the disposition of any cash or stock or the exercise of any option in accordance with any will or other testamentary disposition made by such Participant or in accordance with the provision of any law concerning intestacy, or otherwise. No designated beneficiary shall, prior to the death of a Participant by whom he has been designated, acquire any interest in any stock or in any option or in the cash credited to the Participant under any phase of the Plan.

          15.       Amendment and Termination. The Plan may be terminated at any time by the Board of Directors provided that, except as permitted in Paragraph 4(c) with respect to an acceleration of the termination date of any phase, no such termination will take effect with respect to any options then outstanding. Also, the Board may, from time to time, amend the Plan as it may deem proper and in the best interests of the Company or as may be necessary to comply with Section 423 of the Internal Revenue Code of 1986, as amended, or other applicable laws or regulations; provided, however, that no such amendment shall, without prior approval of the shareholders of the Company (1) increase the total number of shares for which options may be granted under the Plan (except as provided in Paragraph 12 herein), (2) permit aggregate payroll deductions in excess of ten percent (10%) of a Participant's compensation as of the Compensation Date of a phase, or (3) impair any outstanding option.

          16.       Interest. In any situation where the Plan provides for the payment of interest on a Participant's payroll deductions, such interest shall be determined by averaging the month-end balances in the Participant's account for the period of his participation and computing interest thereon at the initial rate of three percent (3%) per annum. This interest rate may be adjusted periodically by the Committee as it deems appropriate.

          17.       Notices. All notices or other communications in connection with the Plan or any phase thereof shall be in the form specified by the Committee and shall be deemed to have been duly given when received by the Participant or his designated personal representative or beneficiary or by the Company or its designated representative, as the case may be.

          18.       Participation of Subsidiaries. The Employees of any Subsidiary of the Company shall be entitled to participate in the Plan on the same basis as Employees of the Company, unless the Board of Directors determines otherwise. Effective as of the date of coverage of any Subsidiary, any references herein to the "Company" shall be interpreted as referring to such Subsidiary as well as to Insignia Systems, Inc.

          In the event that any Subsidiary which is covered under the Plan ceases to be a Subsidiary of Insignia Systems, Inc. the employees of such Subsidiary shall be considered to have terminated their employment for purposes of Paragraph 9 hereof as of the date such Subsidiary ceases to be such a Subsidiary.

          19.       Definitions. (a) "Subsidiary" shall include any corporation defined as a subsidiary of the Company in Section 424(f) of the Internal Revenue Code of 1986, as amended.

          (b)       "Employee" shall mean any employee, including an officer, of the Company who as of the day immediately preceding the Commencement Date of a phase is customarily employed by the Company for more than twenty (20) hours per week and more than five (5) months in a calendar year.

          (c)        "Base Pay" is the regular pay for employment for each employee as annualized for a twelve (12) month period, exclusive of overtime, commissions, bonuses, disability payments, shift differentials, incentives and other similar payments, determined as of the Commencement Date of each phase.

INSIGNIA SYSTEMS, INC. ATTN: JOYCE KOBILKA 8799 BROOKLYN BLVD. MINNEAPOLIS, MN 55445

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Insignia Systems, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Insignia Systems, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M11176	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

 INSIGNIA SYSTEMS, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2, 3 AND 4.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote on Directors	☐	☐	☐
1.	ELECTION OF DIRECTORS

Nominees:
01)	Donald J. Kramer	04)	Reid V. MacDonald
02)	Scott F. Drill	05)	Gordon F. Stofer
03)	Peter V. Derycz

Vote on Proposals		For	Against	Abstain

2.	To approve an amendment to the Company's 2003 Incentive Stock Option Plan to increase the number of shares reserved for issuance under the Plan from 2,375,000 to 2,625,000 shares.	☐	☐	☐

3.	To approve an amendment to the Company's Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the Plan from 950,000 to 1,200,000 shares.	☐	☐	☐

4.	To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm for the current year.	☐	☐	☐

5.	To transact such other business as may properly come before the meeting or any adjourment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M11177

Insignia Systems, Inc.
 This proxy is solicited on behalf of the Board of Directors
ANNUAL MEETING OF SHAREHOLDERS
Wednesday, May 20, 2009

The shareholder(s) hereby appoint(s) Scott F. Drill and Justin W. Shireman, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Insignia Systems, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM Central Daylight Time on May 20, 2009 at the Marriott Minneapolis West, 9960 Wayzata Boulevard, St. Louis Park, MN 55426, and any adjournment or postponement thereof.

This proxy when properly executed will be voted as directed by the shareholder(s). If no such directions are made, this proxy will be voted for the election of the nominees listed on the reverse side for the Board of Directors and for each proposal.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)